As filed with the Securities and Exchange Commission on May 4, 2021.

Registration No. 333-206700

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-0781620
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Baxter Parkway

Deerfield, Illinois 60015-4633

(224) 948-2000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Baxter International Inc. 2021 Incentive Plan

Baxter International Inc. 2015 Incentive Plan

(Full Title of the Plan)

Ellen K. Bradford

Associate General Counsel – Corporate and Securities & Corporate Secretary

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015-4633

(224) 948-3086

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE TO POST-EFFECTIVE AMENDMENT NO. 1

On February 15, 2021, the board of directors of Baxter International Inc. (the “Registrant”) approved the Baxter International Inc. 2021 Incentive Plan (the “Plan”), which was subsequently approved by the Registrant’s stockholders on May 4, 2021 (the “Effective Date”). The total number of shares of common stock, par value $1.00 per share (“Common Stock”), authorized for issuance under the Plan includes, in addition to 35,000,000 new shares of Common Stock (registered concurrently on a new registration statement on Form S-8), 5,794,490 shares of Common Stock available for issuance but not issued or subject to outstanding awards under the Baxter International Inc. 2015 Incentive Plan (the “Prior Plan”) as of the Effective Date (the “Prior Plan Shares”).

In accordance with Item 512(a)(1)(iii) of Regulation S-K and Compliance and Disclosure Interpretation 126.43, this Post-Effective Amendment No. 1 to Registration Statement No. 333-206700 (the “Post-Effective Amendment”) is hereby filed to cover the issuance of the Prior Plan Shares pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with Securities and Exchange Commission (the “Commission”) (File No. 001-04448) are hereby incorporated by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 11, 2021;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on April 29, 2021;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 16, 2021, and April 29, 2021; and

(d) The description of the Registrant’s Common Stock, par value $1.00 per share, registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 17, 2020), and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed under Items 2.02, 7.01 or 9.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article NINTH of the Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its and its subsidiaries’ directors and officers against certain liabilities that may arise as a result of such service to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The Registrant is also empowered by Section 102(b)(7) of the General Corporation Law of the State of Delaware to include a provision in its certificate of incorporation to limit under certain circumstances a director’s liability to it or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article EIGHTH of the Registrant’s Amended and Restated Certificate of Incorporation states that to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, directors of the Registrant shall not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director. Under currently applicable Delaware law, directors will remain liable for damages for (i) a breach of their duty of loyalty to the Registrant and its stockholders; (ii) acts or omissions not in good faith; (iii) their intentional misconduct or knowing violation of law; (iv) unlawful dividend payments, stock repurchases or redemptions; and (v) any transaction from which the director derived an improper personal benefit.

The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act or the Exchange Act.

The Registrant has entered into indemnification agreements with its officers and directors. These agreements provide for full indemnification, including indemnification for judgments or settlements against an officer or director in favor of the Registrant, with certain exceptions. This indemnity could apply to liabilities under the Securities Act in certain circumstances.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 10, 2013).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated May 3, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 4, 2016).

3.3	Bylaws, as amended and restated on November 13, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 15, 2018).

4.1	Description of Securities Registered Under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2020).

4.2	Baxter International Inc. 2015 Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 25, 2015).

4.3	Baxter International Inc. 2021 Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 22, 2021).

5.1	Opinion of Seyfarth Shaw LLP as to the legality of the securities being registered with respect to the Baxter International Inc. 2015 Incentive Plan (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 1, 2015).

5.2	Opinion of Winston & Strawn LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Seyfarth Shaw LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 1, 2015).

23.3	Consent of Winston & Strawn LLP (included in Exhibit 5.2 to this Registration Statement).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on May 4, 2021.

BAXTER INTERNATIONAL INC.

/s/ José E. Almeida
José E. Almeida
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of the Registrant whose individual signature appears below hereby appoints James K. Saccaro, the Registrant’s Executive Vice President and Chief Financial Officer, Sean Martin, the Registrant’s Senior Vice President and General Counsel, and Ellen Bradford, the Registrant’s Senior Vice President and Corporate Secretary, and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ José E. Almeida	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 4, 2021
José E. Almeida

/s/ James K. Saccaro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 4, 2021
James K. Saccaro

/s/ Brian C. Stevens	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 4, 2021
Brian C. Stevens

/s/ Thomas F. Chen	Director	May 4, 2021
Thomas F. Chen

/s/ John D. Forsyth	Director	May 4, 2021
John D. Forsyth

/s/ Peter S. Hellman	Director	May 4, 2021
Peter S. Hellman

/s/ Michael F. Mahoney	Director	May 4, 2021
Michael F. Mahoney

/s/ Patricia B. Morrison	Director	May 4, 2021
Patricia B. Morrison

/s/ Stephen N. Oesterle, M.D.	Director	May 4, 2021
Stephen N. Oesterle, M.D.

/s/ Cathy R. Smith	Director	May 4, 2021
Cathy R. Smith

/s/ Thomas T. Stallkamp	Director	May 4, 2021
Thomas T. Stallkamp

/s/ Albert P. L. Stroucken	Director	May 4, 2021
Albert P. L. Stroucken

/s/ Amy A. Wendell	Director	May 4, 2021
Amy A. Wendell

/s/ David S. Wilkes, M.D.	Director	May 4, 2021
David S. Wilkes, M.D.